CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Delafield Fund, Inc. as filed with the Securities and Exchange Commission on or about April 29, 2004.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
April 29, 2004